Exhibit 99.1

Joint Venture Agreement

[Party A: Jiangsu Unicorn Biological Technology Co., Ltd.]

Address: 22nd Floor, Nanjing Youyi Plaza, 27 Hanzhong Road, Qinhuai District, Nanjing

[Party B: Avalon (Shanghai) healthcare technology Co., Ltd.]

Address: 1016, Reignwood Centre, No.8 Jianguomenwai Ave, Chaoyang District, Beijing

In view of the letter of intent for strategic cooperation executed by and between both Parties, now with respect to the establishment of a joint venture company, both Parties hereby agree as follows:

I.	Establishment of the Company

1.	Both Parties agree to jointly establish a company named Airuikang (to be reviewed) Biological Technology Co., Ltd. (hereinafter referred to as the “JV Company”).

2.	The registered capital of the JV Company shall be RMB 25,000,000 Yuan, of which 60% shall be contributed by Party A, and 40% by Party B.

3.	Both Parties agree that within 2 years upon the execution hereof, Party A shall invest cash in an amount not less than RMB 8,000,000 Yuan and the premises of the laboratories of Nanjing Hospital of Chinese Medicine for exclusive use by the JV Company, and Party B shall invest cash in an amount not less than 10,000,000 Yuan.

4.	The JV Company will, based on the laboratories of Nanjing Hospital of Chinese Medicine as its principal place of business, set up laboratories for office affairs and those meeting GMP standards. Both Parties shall do their best to acquire corresponding qualifications for the JV Company and equip the same with an operation team. The scope of business thereof is preliminarily determined as follows:

a.	Cell preparation;

b.	Third party testing;

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c.	Biological sample repository (for commercial and scientific research purposes);

d.	Clinical transformation of scientific achievements;

5.	The JV Company shall have a board of directors, which shall consist of 5 members, of whom 3 shall be designated by Party A and 2 by Party B; see the appendix hereto for the name list;

6.	The board of directors shall supervise the establishment, deliberate on and adopt the articles of association, and supervise the establishment of processes for the daily management of the JV Company.

II.	Rights and Obligations

1.	Both Parties agree that Party A shall transfer its title to the laboratories under the agreement executed by it in respect of the project on Nanjing Hospital of Chinese Medicine to the JV Company, and assist the same in obtaining relevant qualifications for the laboratories;

2.	Business planning of the JV Company, including but not limited to project design, budget, staff, team, and other specific matters, shall be subject to resolution of the board of directors;

3.	Where the planned business of the JV Company overlaps with the existing business of both Parties, negotiation over business setting-up and other specific matters shall be conducted through the board of directors; in case the two are complementary to each other, the existing technologies, services and etc. of both Parties shall be used preferentially.

III.	Good faith deposit: given that Party A has provided resources for the JV Company at the early stage, in order to show Party B’s sincerity for cooperation, both Parties agree that Party B shall pay prior to the establishment of the JV Company a good faith deposit:

1.	Party B shall pay within three days upon the execution hereof to Party A RMB Two Million (2,000,000) Yuan as a good faith deposit, which will be returned by Party A to Party B upon the completion of the establishment and the opening of a bank account of the JV Company, and then be paid by Party B as an investment into the JV Company’s account;

Account name: Jiangsu Unicorn Biological Technology Co., Ltd.

Opening bank: Xuanwu Sub-branch, Industrial and Commercial Bank of China

Account number: 4301 0159 0910 0645 367

2.	Where the original joint venture plan is terminated or changed by both Parties for whatever reason, Party A shall return the good faith deposit to Party B.

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IV.	Termination of Agreement and Liability for Breach of Contract:

1.	Both Parties may terminate this Agreement by executing a written document;

2.	Either Party may terminate this Agreement by notifying the other Party in writing thirty days in advance, without bearing any liability.

3.	In case of any violation by either Party of any of its obligations or warranties hereunder, the other Party may by written notice forthwith dissolve this Agreement, and request the former to compensate for all losses and damages suffered and expenses incurred by it as a result thereof, including but not limited to any punishment imposed on it by any competent authority or any claim for compensation filed by any third party against it as a result thereof.

V.	Dispute Settlement:

1.	Any dispute arising from or in connection with this Agreement shall be settled by both Parties through friendly negotiation;

2.	Where the negotiation fails, the dispute shall be submitted to Nanjing Arbitration Commission for arbitration in accordance with its then existing rules in force;

3.	The arbitration award shall be final and binding upon both Parties.

VI.	Miscellaneous

1.	Both Parties have taken part in the negotiation over this Agreement and the drafting hereof. In case of any dispute or issue arising with respect to the purpose or interpretation hereof, this Agreement shall be deemed to have been drafted jointly by both Parties, and may not be interpreted in any way favorable or unfavorable to either Party on the grounds that any terms hereof is actually drafted by such Party.

2.	Anything not covered herein shall be specified through negotiation by and between both Parties in supplementary provisions in writing, which shall have the same force and effect as this Agreement.

3.	The appendix hereto shall be an integral part hereof, and have the same force and effect as the terms hereof.

4.	The original hereof is made in two copies, with each Party holding one copy respectively, which shall have the same force and effect.

[No text below]

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[Signature and seal page]

Party A: Jiangsu Unicorn Biological Technology Co., Ltd.

Date:

Party B: Avalon (Shanghai) healthcare technology Co., Ltd.

Date:

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